Exhibit 10.3
GLOBAL WATER RESOURCES, INC.
2020 OMNIBUS INCENTIVE PLAN

EFFECTIVE DATE: May __, 2020
APPROVED BY STOCKHOLDERS: May __, 2020
EXPIRATION DATE: May __, 2030
ARTICLE I
ESTABLISHMENT, PURPOSE, EFFECTIVE DATE AND EXPIRATION DATE
1.1    Establishment; Prior Plans. Global Water Resources, Inc. (the “Company”), hereby establishes the Global Water Resources, Inc. 2020 Omnibus Incentive Plan (the “Plan”). The Company has previously adopted the Global Water Resources Inc. 2018 Stock Option Plan, the Global Water Resources, Inc. Stock Option Plan, the Global Water Resources, Inc. Deferred Phantom Unit Plan, the Global Water Resources, Inc. Phantom Stock Unit Plan and the Global Water Resources, Inc. First Amended and Restated Stock Appreciation Rights Plan (the “Prior Plans”). The Prior Plans shall remain in effect until all awards granted under such plans have been exercised, forfeited or cancelled or have otherwise expired or terminated. No awards will be made under the Prior Plans on or after the Effective Date.
1.2    Purpose. The purpose of the Plan is to promote the interests and long-term success of the Company and its stockholders by providing an incentive to attract, retain and reward certain officers, Employees and Directors of, and Consultants providing services to, the Company or an Affiliate, and by motivating such persons to contribute to the continued growth and success of the Company.
1.3    Effective Date; Stockholder Approval. The Plan is effective on the date it is approved by the Company’s stockholders (the “Effective Date”). The Plan must be submitted to the stockholders of the Company for their approval within twelve months after the adoption of the Plan by the Board. If such approval is not obtained, the Plan and any Awards granted pursuant thereto shall be void and without effect.
1.4    Expiration Date. Unless sooner terminated by the Company’s Board of Directors (the “Board”), the Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.
ARTICLE II
DEFINITIONS AND CONSTRUCTION
2.1    Certain Defined Terms. As used in this Plan, unless the context otherwise requires, the following terms shall have the following meanings:
(a)    “Affiliate” means the Company and any other corporation or trade or business required to be aggregated with the Company which constitutes a single employer under Code Section

414(b) or Code Section 414(c) with the Company, except that in applying Code Section 1563(a)(1), (2) and (3), the language “at least 50%” is used instead of “at least 80%.”
(b)    “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, or Stock Grant granted to a Participant under the Plan.
(c)    “Award Agreement” means the document (which may be in paper or electronic medium) establishing the terms, conditions, restrictions, and/or limitations of an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers. The Committee will establish the form of the document in the exercise of its sole and absolute discretion, provided the terms of such document are not inconsistent with or contradictory to this Plan.
(d)    “Board” means the Board of Directors of the Company.
(e)    “Cause” means:
(1)    With respect to any Employee or Contractor:
(i)    the willful refusal to follow a lawful direction of any person to whom the Participant reports, provided the direction is not materially inconsistent with the duties or responsibilities of the Participant’s job position;
(ii)    the willful misconduct or disregard of the Participant’s duties or of the interest or property of the Company or its Affiliates;
(iii)    any act of fraud against, misappropriation from, or dishonesty to, the Company or its Affiliates;
(iv)    the commission of a felony or a crime involving moral turpitude; or
(v)    a material breach of any agreement with the Company or any Affiliate, provided that the nature of such breach shall be set forth with reasonable particularity in a written notice to the Participant who shall have ten (10) days following delivery of such notice to cure such alleged breach, provided that such breach is, in the reasonable discretion of the Board, susceptible to a cure.
(2)    With respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following:
(i)    Malfeasance in office;
(ii)    Gross misconduct or neglect;
(iii)    False or fraudulent misrepresentation inducing the Director’s appointment;

(iv)    Willful conversion of Company or Affiliate funds; or
(v)    Repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.
(f)    “CEO” means the Chief Executive Officer of the Company.
(g)    “Change in Control” means a “change in the ownership or effective control of a corporation,” or a “change in the ownership of a substantial portion of the assets of a corporation” within the meaning of Section 409A of the Code (treating the Company as the relevant corporation) provided, however, that for purposes of determining a “change in the effective control,” “50 percent” shall be used instead of “30 percent” and for purposes of determining a “substantial portion of the assets of the corporation,” “85 percent” shall be used instead of “40 percent.”
(h)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the regulations thereunder and any successor provisions and the regulations thereto.
(i)    “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that if the Company’s Stock is traded on NASDAQ or any securities exchange or automated quotation system on which the shares of Stock are then listed, quoted or traded, the Committee shall consist of two or more Directors, all of whom are: (i) Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act; (ii) “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3); and (iii) “independent directors” within the meaning of the NASDAQ Listing Requirements or the rules of any securities exchange or automated quotation system on which the shares of Stock are then listed, quoted or traded.
(j)    “Company” means Global Water Resources, Inc., a Delaware corporation.
(k)    “Consultant” means any consultant, adviser, or independent contractor who provides services to the Company or an Affiliate as an independent contractor and not as an Employee; provided, however, that a Consultant may become Participant in this Plan only if he or she: (i) is a natural person; (ii) provides bona fide services to the Company; and (iii) provides services that are not in connection with the offer or sale of the Company’s securities in a capital-raising transaction and do not promote or maintain a market for the Company’s securities.
(l)    “Director” or “Non-Employee Director” means a member of the Board who is not an Employee.
(m)    “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time or such other definition as provided in an Award Agreement or employment agreement. In the case of an Incentive Stock Option, Disability shall have the meaning ascribed to it in Section 22(e)(3) of the Code.

(n)    “Effective Date” has the meaning ascribed to it in Section 1.3 (Effective Date; Stockholder Approval).
(o)    “Employee” means an individual who is classified by the Company as a common law employee (or who would be considered a common law employee if such person was not on an authorized leave of absence). Regardless of any subsequent determination by a court or a governmental agency that an individual should be treated as a common law employee, an individual will be considered an Employee under the Plan only if such individual has been so classified by the Company for purposes of the Plan. Examples of individuals who will not be considered to be Employees of the Company include: (i) Consultants; (ii) leased employees as defined in Section 414(n) of the Code; (iii) individuals providing services to the Company pursuant to a contract with a third-party; (iv) independent contractors; (v) employees of independent contractors; (vi) interns; and (vii) co-op employees.
(p)    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, including the regulations thereunder and any successor provisions and regulations thereto.
(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.
(r)    “Fair Market Value” means (i) means the closing sale price of one share of Stock as reported on the NASDAQ (or other securities exchange or automated quotation system on which the shares of Stock are then listed, quoted or traded) on the date such value is determined or, if Stock is not traded on such date, on the first immediately preceding business day on which Stock was so traded, or (ii) if the Company’s Stock is no longer traded on NASDAQ (or other securities exchange or automated quotation system on which the shares of Stock are then listed, quoted or traded), the fair market value of Stock on a particular date determined by the reasonable application of reasonable valuation methods or procedures as may be established from time to time by the Board. The Board shall use such procedures to determine fair market value in compliance with Section 409A of the Code and the regulations issued thereunder. Notwithstanding anything in the Plan to the contrary, the Board may not delegate its authority to determine Fair Market Value.
(s)    “Freestanding SAR” means an SAR granted separately from a related Option as described by Section 7.1 (Grants).
(t)    “Grant Date” means the date the Committee approves the Award or a date in the future on which the Committee determines an Award will become effective.
(u)    “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
(v)    “NASDAQ” means the NASDAQ Stock Exchange.
(w)    “Non-Qualified Stock Option” means an Option that is not intended to be or does not meet the requirements to be an Incentive Stock Option. Any Option granted by the

Committee that is not designated as an Incentive Stock Option will be a Non-Qualified Stock Option.
(x)    “Option” means a right granted to a Participant under Article VI (Stock Options). An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
(y)    “Participant” means an Employee, Director, or Consultant to whom an Award has been granted under the Plan.
(z)    “Plan” means this Global Water Resources, Inc. 2020 Omnibus Incentive Plan.
(aa)    “Performance Goal” means one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.
(bb)    “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured.
(cc)    “Performance Share” means a right to receive a payment in the form of Stock equal to the value of a Performance Share as determined by the Committee.
(dd)    “Performance Unit” means the right to receive a payment in cash or Stock or a combination thereof equal to the value of a Performance Unit as determined by the Committee.
(ee)    “Quarterly Meeting Date” means the regularly scheduled quarterly meetings of the Board that are held during each calendar year.
(ff)    “Restricted Period” means the period during which Restricted Stock or a Restricted Stock Unit, Performance Share or Performance Unit is subject to restrictions.
(gg)    “Restricted Stock” means Stock granted to a Participant pursuant to Article VIII (Restricted Stock Units and Restricted Stock) that is subject to certain restrictions and a risk of forfeiture.
(hh)    “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article VIII (Restricted Stock Units and Restricted Stock). A Restricted Stock Unit Award grants the Participant the right to receive shares of Stock or the cash value of the shares of Stock in the future.
(ii)    “Retainer” means the annual retainer to which each Non-Employee Director is entitled, as may be determined by the Board from time to time.
(jj)    “Securities Act” means the Securities Act of 1933, as amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.
(kk)    “Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code. In that limited context,

the term “Separation from Service” means either: (i) the termination of a Participant’s employment with the Company and all Affiliates due to death, retirement or other reasons; or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Affiliates to an amount that is less than 50% of the average level of bona fide services the Participant provided to the Company and all Affiliates in the immediately preceding 36 months, with the level of bona fide service calculated in accordance with Treasury Regulation Section 1.409A-1(h)(1)(ii).
Solely for purposes of determining whether a Participant has a “Separation from Service,” a Participant’s employment relationship is treated as continuing while the Participant is on military leave, medical or sick leave, or other bona fide leave of absence (if the period of such leave does not exceed six months, or if longer, so long as the Participant’s right to reemployment with the Company or an Affiliate is provided either by statute or contract). If the Participant’s period of leave exceeds six months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such six-month period. Whether a termination of employment has occurred will be determined based on all of the facts and circumstances and in accordance with Section 409A of the Code.
In the case of a Director, Separation from Service means that such member has ceased to be a member of the Board. Whether a Consultant has incurred a Separation from Service will be determined in accordance with Treasury Regulation Section 1.409A-1(h).
(ll)    “Specified Employee” means a “specified employee” within the meaning of Section 409A of Code.
(mm)    “Stock” means the common stock of the Company.
(nn)    “Stock Appreciation Right” or “SAR” means an Award granted to a Participant pursuant to Article VII (Stock Appreciation Rights). An SAR gives a Participant a right to receive, in cash or in shares Stock, value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a specified number of shares of common Stock at the time of exercise; over (ii) an exercise price established by the Committee.
(oo)    “Stock Award” means an Award granted to a Participant pursuant to Article IX (Stock Awards). A Stock Award grants the Participant the right to receive Stock, subject to restrictions specified by the Committee.
(pp)    “Tandem SAR” means an SAR granted in tandem with all or a portion of a related Option as described by Section 7.1 (Grants).
2.2    Other Defined Terms. Unless the context otherwise requires, all other capitalized terms shall have the meanings set forth in the other Articles and Sections of this Plan.
2.3    Construction. In any necessary construction of a provision of this Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa.

ARTICLE III
ELIGIBILITY
3.1    In General. All Employees, Directors, and Consultants are eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee may select, from time to time, from among all eligible Participants those to whom Awards shall be granted and shall determine the nature and amount of each Award.
ARTICLE IV
PLAN ADMINISTRATION
4.1    Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to: (i) interpret the Plan; (ii) prescribe, amend, and rescind rules and regulations relating to the Plan; (iii) provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company; and (iv) make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. The Committee shall have the power and authority to make all other determinations which may be necessary or advisable for the administration of the Plan.
4.2    Awards. Except in the case of the Awards to Non-Employee Directors, and except as otherwise provided the governing documents of the Committee, the Committee shall have the authority, in its sole discretion, to determine: (i) the Participants who are entitled to receive Awards under the Plan; (ii) the types of Awards; (iii) the times when Awards shall be granted; (iv) the number of Awards; (v) the purchase price or exercise price, if any, and the period(s) during which such Awards shall be exercisable (whether in whole or in part); (vi) the restrictions applicable to Awards; (vii) the form of each Award Agreement, which need not be the same for each Participant; (viii) the other terms and provisions of any Award, which need not be the same for each Participant, including, but not limited to, whether and to what extent, and in what circumstances an Award may be settled in cash, Stock, other Awards, or other property or whether an Award may be canceled, forfeited, exchanged or surrendered; and (ix) the schedule for lapse of restrictions or limitations and accelerations or waivers thereof, based in each case on such considerations as the Committee deems appropriate.
4.3    Allocation and Delegation of Authority. Except to the extent prohibited by applicable law or NASDAQ (or other securities exchange or quotation system on which the shares of Stock are then listed, quoted or traded), the Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO, or other senior members of management as the Committee deems appropriate, and may delegate all or any part of its responsibilities and powers to any such person or persons to the extent such delegation is permitted by applicable law; provided, that any such allocation or delegation be in writing; and provided, further, that only the Committee may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act. If the Committee delegates its authority to one or more officers of the Company, such officers shall not be permitted to grant Awards to themselves and shall be prohibited from taking part in any action in connection with their participation in the Plan. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

4.4    Decisions Binding. The Committee’s interpretation of the Plan or any Award Agreement and all decisions and determinations made by the Committee with respect to the Plan and any Award are final, binding and conclusive on all parties. All authority of the Committee (or the Board) with respect to Awards issued pursuant to the Plan shall continue after the term of the Plan so long as any Award remains outstanding.
4.5    Limitation of Liability. No member of the Committee nor any person to whom the Committee delegates authority pursuant to Section 4.6 (Award Agreement) shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other person to whom any duty or power relating to the administration or interpretation of the Plan has been delegated from and against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan unless, in either case, such action, omission or determination was taken or made by such Committee member or other person in bad faith and without reasonable belief that it was in the best interests of the Company.
4.6    Award Agreement. Each Award shall be evidenced by an Award Agreement that shall specify the type of Award granted and such other provisions and restrictions applicable to such Award as the Committee, in its discretion, shall determine. The terms of an Award Agreement may vary depending on the type of Award and any combination of Awards may be granted at one time and on more than one occasion to the same Participant.
ARTICLE V
STOCK SUBJECT TO PLAN
5.1    Available Shares. Subject to the adjustment provided in Section 5.2 (Share Counting; Lapsed Awards), the maximum number of shares of Stock reserved and available for grant under the Plan is 1,170,000, which number includes the number of shares of Stock that were authorized but unissued under the Global Water Resources, Inc. 2018 Stock Option Plan (875,000 shares as of July 30, 2019). The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or shares purchased on the open market or treasury Stock not reserved for any other purpose.
5.2    Share Counting; Lapsed Awards. Any share of Stock granted in connection with Options and Stock Appreciation Rights shall be counted as one (1) share of Stock against the limit set forth in Section 5.1 (Available Shares). Any share of Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted as two (2) shares of Stock for every one (1) share of Stock granted in connection with such Award. The following rules shall apply solely for purposes of determining the total number of shares of Stock available for grant under the Plan:
(a)    If any Award granted under the Plan, or any Option outstanding under the Global Water Resources, Inc. 2018 Stock Option Plan after the Effective Date terminates, expires, or lapses for any reason, the number of shares of Stock subject to such Award shall again be Stock available for the grant under the Plan (i.e., any prior charge against the authorized pool of shares shall be reversed).
(b)    If an Award is settled in cash (which means that Stock is not delivered in connection with the Award), the shares of Stock used to measure the value of the Award, if any, shall not reduce the number of shares of Stock available for grant under the Plan.
(c)    The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) shall reduce the number of shares of Stock available for grant by the entire number of shares of Stock subject to the SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise.
(d)    Dividend equivalents paid in Stock shall reduce the number of shares of Stock available for grant by the number of shares of Stock used to satisfy such dividend equivalent.
(e)    Shares of Stock tendered or withheld to pay the exercise price of an Option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an Award shall not again become Stock available for grant under the Plan. Moreover, shares of Stock purchased on the open market with cash proceeds generated by the exercise of an Option shall not increase or replenish the number of shares available for grant under the Plan.
(f)    If the provisions of this Section 5.2 are inconsistent with the requirements of Section 422 of the Code, or any regulations promulgated thereunder, the provisions of such regulations shall control over the provisions of this Section 5.2 but only to this extent that this Section 5.2 applies to Incentive Stock Options.
(g)    The Committee may adopt such other reasonable rules and procedures as it deems appropriate for determining the number of shares that are available for grant under the Plan.
5.3    Adjustment Upon Certain Events. In the event that there is, with respect to the Company, a stock dividend or split, reorganization, recapitalization, merger, consolidation, spinoff, combination, or transaction or exchange of Stock or other corporate exchange, or any distribution to stockholders of Stock or other property or securities (other than regular cash dividends), or any transaction similar to the foregoing or other transaction that results in a change to the Company’s capital structure, then the Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under Section 5.1 (Available Shares), the maximum Award payable under Section 5.4 (Award Limits) and any other similar numeric limit set forth in the Plan, the number of shares to be issued pursuant to outstanding Awards, the exercise prices or purchase prices of outstanding Awards and/or any other affected terms of an Award or the Plan as the Committee, in its sole discretion and without liability to any person, deems equitable or appropriate. Any adjustments made pursuant to this Section 5.3 shall be made in a manner consistent with the requirements of Code Section 409A and, in the case of “incentive stock options,” in a manner consistent with Code Section 424(a).
5.4    Award Limits. Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Section 5.3 (Adjustment Upon Certain Events), the maximum number of shares of Stock that may be granted to any one Participant during any one calendar year with respect to one or more Awards shall be 500,000 or the equivalent cash value. The maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan is the same numeric limit set forth in Section 5.1 (Available Shares) and the maximum aggregate number of shares of Stock that may be subject to Incentive Stock Option Awards granted in any one calendar year to any one Participant is the same numeric limit set forth in the preceding sentence. Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Section 5.3 (Adjustment Upon Certain Events), the maximum number of shares of Stock that may be granted to any one Participant who is a Non-Employee Director during any one calendar year shall be shall be 100,000 or the equivalent cash value.
5.5    Fractional Shares. No fractional shares may be purchased or issued under the Plan. In the event of adjustment as provided in Section 5.3 (Adjustment Upon Certain Events) or the issuance of substitute Awards as provided in Article XV (Amendment, Modification, and Termination), the total number of shares of Stock subject to any affected Award shall always be a whole number of shares, determined in accordance with the policies and procedures adopted by the Company from time from time.
ARTICLE VI
STOCK OPTIONS
6.1    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant either Non-Qualified Stock Options or Incentive Stock Options and shall have complete discretion in determining the number of shares of Stock subject to Options granted to each Participant. Notwithstanding the foregoing and unless otherwise specified in an Award Agreement or employment agreement, Options are subject to the following terms and conditions:
(a)    Exercise Price. No Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Grant Date. Notwithstanding any other provision of the Plan to the contrary, without the approval of the Company’s stockholders, an Option may not be amended or modified to reduce the exercise price after the Grant Date or surrendered in consideration of or exchanged for cash, other Awards or a new Option having an exercise price below that of the Option being surrendered or exchanged, except in connection with an adjustment pursuant to Section 5.3 (Adjustment Upon Certain Events).
(b)    Exercise of Option. Options shall be exercisable at such times and in such manner and shall be subject to such restrictions or conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Notwithstanding any other provision of the Plan to the contrary, Options shall not become exercisable until at least one year following the date the Option is granted; provided, however, that, notwithstanding the foregoing, Options that result in the issuance of an aggregate of up to 5% of the Stock reserved for issuance under Section 5.1 (Available Shares) may be granted to Participants without regard to such minimum vesting. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement or employment agreement upon the occurrence of a specified event.

(c)    Term of Option. Each Option shall expire at such time as determined by the Committee; provided, however, that no Option shall be exercisable later than the tenth anniversary of the Grant Date.
(d)    Payment. The exercise price for any Option shall be paid in cash or shares of Stock held for longer than six months (through actual tender or by attestation). In the Award Agreement, the Committee also may prescribe other methods by which the exercise price of an Option may be paid and the form of payment including, without limitation, any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. The Committee, in consideration of applicable accounting standards and applicable law, may waive the six-month share holding period described in the first sentence of this paragraph (d) in the event payment of an Option is made through the tendering of shares.
(e)    Nontransferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative.
6.2    Incentive Stock Options. Incentive Stock Options shall be granted only to Participants who are Employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 6.2:
(a)    Exercise Price. Subject to Section 6.2(e), the exercise price per share of Stock pursuant to any Incentive Stock Option shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the Grant Date.
(b)    Term of Incentive Stock Option. In no event may any Incentive Stock Option be exercisable for more than ten years from the Grant Date.
(c)    Lapse of Option. An Incentive Stock Option shall lapse in the following circumstances:
(1)    The Incentive Stock Option shall lapse ten years from the Grant Date, unless an earlier time is set in the Award Agreement;
(2)    The Incentive Stock Option shall lapse upon a termination of employment for any reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement; and
(3)    Unless otherwise provided in the Award Agreement, if the Participant incurs a termination of employment on account of Disability or death before the Option lapses pursuant to paragraph (1) or (2) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of: (a) the scheduled termination date of the Option; or (b) twelve (12) months after the date of the Participant’s termination of employment on account of death or Disability. Upon the Participant’s death or Disability, any Incentive Stock Options exercisable at the Participant’s death or Disability may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
(d)    Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
(e)    Ten Percent Owners. An Incentive Stock Option may be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the Grant Date and the Option is exercisable for no more than five years from the Grant Date.
(f)    Right to Exercise. Except as provided in Section 6.2(c)(3), an Incentive Stock Option may be exercised only by the Participant during the Participant’s lifetime.
ARTICLE VII
STOCK APPRECIATION RIGHTS
7.1    Grants. Awards may be granted in the form of SARs. SARs shall be awarded in such numbers and at such times as the Committee shall determine. A SAR entitles the Participant to receive, in cash or in shares of Stock, payment equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a specified number of shares of Stock on the date of exercise; over (ii) an exercise price established by the Committee. The “exercise price” for a particular SAR shall be defined in the Award Agreement for that SAR but in no event shall the exercise price be less than 100% of the Fair Market Value of the Stock on the Grant Date. A SAR may be granted in tandem with all or a portion of a related Option (“Tandem SARs”) or may be granted separately (“Freestanding SARs”). A Tandem SAR may be granted either on the Grant Date of the related Option or at any time thereafter during the term of the Option.
7.2    Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related Option is exercisable, and the “exercise price” of such a SAR shall be the exercise price of the related Option; provided, however, that at no time shall a Tandem SAR be issued if the exercise price of its related Option is less than 100% of the Fair Market Value of the Stock on the Grant Date. If a related Option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the Option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise. Moreover, all Tandem SARs shall expire not later than the expiration date of the related Options.

7.3    Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable or automatically mature in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The exercise price of a Freestanding SAR shall be not less than 100% of the Fair Market Value of the Stock on the Grant Date. Moreover, all Freestanding SARs shall expire not later than 10 years from the Grant Date.
7.4    Deemed Exercise. The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR. No SAR shall be exercisable later than ten (10) years from the Grant Date.
7.5    Payment; No Repricing. Unless otherwise provided in an Award Agreement, an exercised SAR may be paid in cash, Stock or any combination thereof, as determined by the Committee, in its sole and absolute discretion. Notwithstanding any other provision of the Plan to the contrary, without the approval of the Company’s stockholders, a SAR may not be amended or modified to reduce the exercise price after the Grant Date or surrendered in consideration of or exchanged for cash, other Awards or a new SAR having an exercise price below that of the SAR being surrendered or exchanged, except in connection with an adjustment pursuant to Section 5.3 (Adjustment Upon Certain Events).
ARTICLE VIII
RESTRICTED STOCK UNITS AND RESTRICTED STOCK
8.1    Grant of Restricted Stock Units and Restricted Stock. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units or Restricted Stock to such Participants and in such amounts as it shall determine.
8.2    Grant of Restricted Stock Units.
(a)    Voting Rights. During the applicable period of restriction, Participants holding Restricted Stock Units shall have no voting rights with respect to the shares subject to such Restricted Stock Units. If the Restricted Stock Units are settled in shares of Stock, voting rights will be available only after the issuance of the shares of Stock underlying the Award.
(b)    Dividend Equivalents and Other Distributions. In the Award Agreement for any Restricted Stock Unit Award, the Committee may also grant the Participant dividend equivalents and other distribution rights. Any dividend equivalents or other distributions to which a Participant may be entitled pursuant to this Section 8.2(b) shall be payable in accordance with the related Award Agreement, which shall comply with the requirements of Section 409A of the Code (or an applicable exception thereto) to the extent Section 409A of the Code applies to such dividend equivalents or other distributions. In no event may a dividend equivalent awarded in connection with a Restricted Stock Unit that vests based on the achievement of Performance Goals be paid unless and until such Restricted Stock Unit Award vests or is earned by satisfaction of the applicable Performance Goals.
(c)    Issuance and Restrictions. Restricted Stock Units grant a Participant the right to receive a specified number of shares of Stock, or cash equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock, subject to such conditions and/or restrictions as the Committee may impose, which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.
(d)    Forfeiture. Except as otherwise provided in an Award Agreement or employment agreement, upon termination of employment (or termination of service) during the applicable period of restriction, Restricted Stock Units that are at that time subject to restrictions shall be forfeited.
(e)    Form and Timing of Payment. Except as otherwise provided for in the Award Agreement, payment for any vested Restricted Stock Units issued pursuant to this Section shall be made in one lump sum payment of shares of Stock or cash. As a general rule, the cash payable or the shares payable under any Restricted Stock Units will be issued to the Participant within sixty (60) days following the date on which the Restricted Stock Units vest. Unless the related Award Agreement is structured to qualify for an exception to the requirements of Section 409A of the Code, such payment is intended to be made at a specified time or pursuant to a fixed schedule under Treasury Regulation Section 1.409A-3(a)(4).
8.3    Grant of Restricted Stock.
(a)    Voting Rights. Except as otherwise provided in an Award Agreement, Participants holding Restricted Stock shall have the right to vote the shares subject to such Restricted Stock as of the Grant Date for the Award.
(b)    Issuance and Restrictions. Restricted Stock shall be subject to such conditions and/or restrictions, including restrictions on transferability and the right to receive dividends, as the Committee may impose, which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.
(c)    Forfeiture. Except as otherwise provided in an Award Agreement or employment agreement, upon termination of employment (or termination of service) during the applicable period of restriction, Restricted Stock that is still subject to restrictions shall be forfeited; provided however, that the Committee may provide in any Restricted Stock Award Agreement or employment agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
(d)    Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE IX
STOCK AWARDS

9.1    Grants; Restrictions. Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times as the Committee shall determine. A Stock Award grants a Participant the right to receive (or purchase at a price determined by the Committee) Stock free of any vesting restrictions. All Stock Awards shall be evidenced by an Award Agreement that shall specify the number of shares granted and such other provisions as the Committee shall determine. The purchase price, if any, for a Stock Award shall be payable in cash or in any other form of consideration acceptable to the Committee. A Stock Award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a Participant.
9.2    Evidence of Award. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a Stock certificate or certificates, with such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.
ARTICLE X
PERFORMANCE SHARE AND PERFORMANCE UNIT AWARDS
10.1    Grant of Performance Shares or Performance Units. Subject to the provisions of the Plan, Performance Shares or Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Shares or Performance Units granted to each Participant. In the Award Agreement for any Performance Share or Performance Unit Award, the Committee may also grant the Participant dividend equivalents. Any dividend equivalents to which a Participant may be entitled pursuant to this Section 10.1 shall be payable in accordance with the related Award Agreement, which shall comply with the requirements of Section 409A of the Code (or an applicable exception thereto) to the extent Section 409A of the Code applies to such dividend equivalents. In no event may a dividend equivalent awarded in connection with any Performance Share or Performance Unit Award be paid unless and until such Award vests or is earned by satisfaction of the applicable Performance Goals.
10.2    Performance Criteria and Value of Awards. The Committee may impose conditions and/or restrictions on each Performance Share, or Performance Units, including, without limitation, restrictions based upon the achievement of specific Performance Goals. The achievement of the Performance Goals for a particular period (including a Performance Period) will determine the ultimate value of the Performance Share or Performance Unit Award.
The Performance Goal or Goals applicable to any Performance Share or Performance Unit Award shall be based on the criteria selected by the Committee and designated in the Award Agreement or other documentation.

ARTICLE XI
NON-EMPLOYEE DIRECTOR RETAINER AWARDS
11.1    Payment of Retainer. The Retainer Award is payable in cash or Awards, as determined by the Board in the exercise of its discretion. The Board’s determination of the combination of cash and Awards payable to each Non-Employee Director need not be uniform.
11.2    Grant Date. Unless the Board determines otherwise, the Grant Date for Retainer Awards to Non-Employee Directors shall be on or near each Quarterly Meeting Date.
11.3    Term of Awards. Subject to the limitations set forth in the Plan, Awards granted to Non-Employee Directors shall be subject to such terms and conditions as set forth in each Award Agreement as determined by the Board in its sole discretion.
11.4    Termination of Service.
(a)    Nonvested Awards. If a Non-Employee Director holds any nonvested Awards upon his or her termination of service as a Non-Employee Director due to death, Disability, retirement, or Change in Control, all such nonvested Awards shall become one hundred percent (100%) vested. Upon a Non-Employee Director’s termination of service as a Non-Employee Director for any reason other than death, Disability, retirement, or Change in Control, all nonvested Awards shall be canceled.
(b)    Vested Awards. If a Non-Employee Director holds any vested Awards upon a termination of service as a Non-Employee Director for any reason other than for Cause, the vested Award shall be exercisable on or before the earlier of: (i) one (1) year following the termination of service, or (ii) the tenth anniversary date of the Grant Date of the Award. Upon a Non-Employee Director’s termination of service for Cause, all vested Awards shall be canceled.
ARTICLE XII
PAYMENT; WITHHOLDING
12.1    Payment. Absent a Plan or Award Agreement provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions, and/or limitations are not inconsistent with the Plan.
12.2    Withholding Taxes. The Company shall have the power to withhold, or require a Participant to remit to the Company, up to the maximum amount necessary to satisfy federal, state, and local withholding tax requirements in the applicable jurisdiction on any Award under the Plan. The Company shall have discretion to determine the withholding amount, or the Company may (but is not required to) permit a Participant to elect the withholding amount, within permissible limits as it deems appropriate, but in no event will such withholding amount be less than the minimum or more than the maximum amount necessary to satisfy federal, state, and local tax withholding requirements in the applicable jurisdiction on any Award under the Plan. To the extent that alternative methods of withholding are available under applicable tax laws, the Company shall have the power to choose among such methods. Notwithstanding the foregoing or the provision of any Award Agreement, a Participant may not pay the amount of taxes required by law to be withheld using shares of Stock if, in the opinion of counsel to the Company there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act, or there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Company.
ARTICLE XIII
NON-TRANSFERABILITY
13.1    General. The Committee may, in its sole discretion, determine the right of a Participant to transfer any Award granted under Plan, provided that in no event may an Award be transferred for value or consideration. Unless otherwise determined by the Committee and except as provided in Section 13.2 (Beneficiary Designation), no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award) in favor of a spouse or, if applicable, until the termination of any Restricted Period or Performance Period as determined by the Committee.
13.2    Beneficiary Designation. Notwithstanding the foregoing, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death or Disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.

ARTICLE XIV
EMPLOYER DISCRETION, EVIDENCE OF OWNERSHIP, CLAWBACK, SUBSTITUTION OF AWARDS
14.1    Employment. Nothing in the Plan shall interfere with or limit in any way the right of any Employer to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Employer.
14.2    Participant. No Employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.
14.3    No Rights To Awards. No Participant, Employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.
14.4    Evidence of Ownership. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates, make any book entry credits, or take any other action to evidence the ownership of shares of Stock pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates, book entry credits, or other evidence of ownership is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates, book entry credits, or other evidence of ownership delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. If Stock certificates are issued in connection with an Award, the Committee may place legends on any such certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
14.5    Recovery of Payments; Clawback. In an Award Agreement or employment agreement, the Compensation Committee may include provisions calling for the recapture or clawback of all or any portion of an Award to the extent necessary to comply with Company policy or applicable law in effect on the date of the Award notice, including, but not limited to the final rules issued by the SEC and the NASDAQ pursuant to Section 954 of the Dodd-Frank Act. All Awards are subject to mandatory repayment if the Participant becomes subject to any clawback or recoupment provision under applicable law or Company policy, if such Company policy is adopted.

14.6    Substitution of Awards. Any Award may be granted under the Plan in substitution for Awards held by any individual who is an employee of another corporation who is about to become an Employee of an Employer or a Non-Employee Director as the result of a merger, consolidation or reorganization of the corporation with an Employer, or the acquisition by an Employer of the assets of the corporation, or the acquisition by an Employer of stock of the corporation as the result of which such corporation becomes a subsidiary of an Employer. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee at the time of granting the Award may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted. Any Awards made pursuant to this Article XIV shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in a manner consistent with the requirements of Section 424(a) of the Code.
ARTICLE XV
AMENDMENT, MODIFICATION, AND TERMINATION
15.1    Amendment, Modification and Termination. The Board may at any time, and from time to time, terminate, amend or modify the Plan; provided however, that any such action of the Board shall be subject to approval of the Company’s stockholders to the extent required by law, regulation or any stock exchange rule for any exchange on which shares of Stock are listed. Notwithstanding the above, to the extent permitted by law, the Board may delegate to the Committee or the CEO the authority to approve non-substantive amendments to the Plan. Except as provided in Section 4.3 (Allocation and Delegation of Authority), neither the Board, the CEO nor the Committee may, without the approval of the Company’s stockholders: (i) reduce the purchase price or exercise price of any outstanding Award, including any Option or SAR; (ii) increase the numeric limits expressed in Sections 5.4 (Award Limits) and 6.2 (Incentive Stock Options); (iii) grant Options or SARs with an exercise price that is below Fair Market Value on the Grant Date; (iv) reprice previously granted Options or SARs or take any other action relative to an Option or SAR that would be treated as a repricing under the rules of the NASDAQ (or any national securities exchange on which the Stock may then be traded); (v) cancel any Option or SAR in exchange for cash or any other Award or in exchange for any Option or SAR with an exercise price that is less than the exercise price for the original Option or SAR; (vi) extend the exercise period for an Option or SAR beyond ten (10) years from the Grant Date; (vii) expand the types of Awards available for grant under the Plan; or (viii) expand the class of individuals eligible to participate in the Plan.
15.2    Awards Previously Granted. Except as provided in the next sentence, no amendment, modification, or termination of the Plan or any Award under the Plan shall in any manner adversely affect any Award previously granted under the Plan without the consent of the holder thereof. The consent of the holder of an Award is not needed if the change: (i) is necessary or appropriate to conform the Award to, or otherwise satisfy legal requirements (including without limitation the provisions of Section 409A of the Code); (ii) does not adversely affect in any material way the rights of the holder; or (iii) is made pursuant to an adjustment as provided in Section 5.3 (Adjustment

Upon Certain Events). Furthermore, notwithstanding any provision of the Plan to the contrary, the Committee may, in exceptional circumstances, amend an Award previously granted.
15.3    Effect of Change in Control. If a Change in Control occurs, the Committee shall have the authority and discretion, but shall not have the obligation, to provide, in the Award Agreement or employment agreement or thereafter, that all or part of outstanding Options, SARs, and other Awards shall become fully exercisable and all or part of the restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2 (Terms and Conditions of Tandem SARs), the excess Options shall be deemed to be Non-Qualified Stock Options. In addition, upon, or in anticipation of, a Change in Control, the Committee may: (a) cause all outstanding Awards to be canceled and terminated as of a specified date and give each Participant the right to exercise such Awards during a period determined by the Committee; or (b) cause all outstanding Awards to be canceled and terminated as of a specified date in exchange for a payment or right to payment pursuant to the terms and conditions set forth in the Change in Control transaction documents. With respect to an Award which the Company concludes is subject to (and not excepted from) the requirements of Section 409A of the Code, any actions taken by the Board pursuant to this Section 15.3 shall be done in compliance with Section 409A of the Code. Nothing in this Section 15.3 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change in Control and each provision of this Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Section 15.3 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Board pursuant to this Section 15.3.
ARTICLE XVI
REQUIREMENTS OF LAW
16.1    Requirements of Law. The granting of Awards and the issuance of shares and/or cash under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.
16.2    Governing Law. The Plan and all agreements into which the Company and any Participant enter pursuant to the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.
16.3    No Right, Title, or Interest in Company Assets. No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company.
16.4    No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents, and employees, makes any representation, commitment, or guaranty that any tax treatment, including, but not limited to, federal, state, and local income, estate, and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.
16.5    Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, reincorporation, or otherwise, of all or substantially all of the business and/or assets of the Company.
16.6    Code Section 409A.
(a)    General. Some of the types of Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Unit Awards and Performance Unit Awards) may be considered to be “non-qualified deferred compensation” subject to the requirements of Section 409A of the Code. If an Award is subject to the requirements of Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply fully with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto.
(b)    Specified Employee Payment Delay. If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six months after the Participant’s Separation from Service (or the date of the Participant’s death if earlier than the end of the six-month period). Any amounts that would have been distributed during such six-month period will be distributed on the day following the expiration of the six-month period. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required by Section 409A of the Code.
(c)    Prohibition on Acceleration or Deferral. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the time period specified in the provisions. In accordance with Section 409A of the Code, if the making of a payment at the date specified under the Plan would jeopardize the ability of the Company to continue as a going concern, the payment will be treated as made upon the date specified under the Plan if the payment is made during the first taxable year of the Participant in which the making of the payment would not have such effect. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.
16.7    Securities Law Compliance. With respect to any Participant who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.
16.8    Other Restrictions. The Committee shall impose such restrictions on any Awards under the Plan as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Stock is then listed and under any blue sky or state securities laws applicable to such Awards.
ARTICLE XVII
GENERAL PROVISIONS
17.1    Unfunded Plan. This Plan is intended to be an unfunded plan for incentive compensation and is not intended to be either an employee pension or welfare benefit plan subject to ERISA. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third-party administrator retained by the Company to administer the Plan. The Company shall not be required to segregate any assets for purposes of this Plan or Awards made hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.
17.2    Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
17.3    Adoption by Affiliates. Any Affiliate, by action of its board of directors, may adopt the Plan with respect to its Employees only with the approval of the Board.
(a)    Except as otherwise clearly indicated by the context, “Company” as used herein shall include each Affiliate that has adopted the Plan in accordance with this Section 17.3.
(b)    By adopting the Plan, each participating Affiliate shall be deemed to have agreed to:
(1)    Assume the obligations and liabilities imposed upon it by the Plan with respect to the its Employees;
(2)    Comply with all of the terms and provisions of the Plan;
(3)    Delegate to the Committee the power and responsibility to administer the Plan with respect to the Affiliate’s Employees;
(4)    Delegate to the Company the full power to amend or terminate the Plan with respect to the Affiliate’s Employees; and
(5)    Be bound by any action taken by the Company pursuant to the terms and provisions of the Plan, regardless of whether such action is taken with or without the consent of the Affiliate.
(c)    Any Affiliate that has adopted the Plan for the benefit of its Employees may terminate its adoption of the Plan by action of its board of directors and timely providing notice to the Company of such termination.
(d)    The Company and each participating Affiliate shall bear the costs and expenses of providing benefits to their respective Employees who are Participants. Such costs and expenses shall be allocated among Affiliates in accordance with agreements entered into between the Company and any participating Affiliate, or in the absence of such an agreement, procedures adopted by the Company.